Exhibit 1.1

INTER & CO, INC. (incorporated in the Cayman Islands) 32,000,000 Class A Common Shares UNDERWRITING AGREEMENT
Dated: January 17, 2024

INTER & CO, INC.
(incorporated in the Cayman Islands)
32,000,000 Class A Common Shares

UNDERWRITING AGREEMENT
January 17, 2024
Goldman Sachs & Co. LLC
BofA Securities, Inc.
as Representatives of the several Underwriters
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Inter & Co, Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), confirms its agreement with Goldman Sachs & Co. LLC (“Goldman Sachs”) and BofA Securities, Inc. (“BofA”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman Sachs and BofA are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Class A common shares, par value U.S.$0.0000025 per share, of the Company (“Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 4,800,000 additional Common Shares. The aforesaid 32,000,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 4,800,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File No. 333-276528) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 8:00 P. M., New York City time, on January 17, 2024 or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
SECTION 1.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(i)Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(ii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) and individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting” contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided that the Company makes no representation or warranty with respect to Underwriter Information. Any Issuer Free Writing Prospectus that is required to be filed pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
(iv)Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).
(v)Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.
(vi)Company Not Ineligible Issuer. The Company is not an “ineligible issuer,” as defined in Rule 405 in connection with the offering pursuant to Rules 164, 405 and 433 under the 1933 Act.
(vii)Good Standing of the Company. The Company has been duly incorporated as an exempted company and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company, to the extent such concept is applicable, is duly qualified as a foreign corporation to transact business in the Federative Republic of Brazil and in each jurisdiction in which such qualification is required, except as would not reasonably be expected to have a Material Adverse Effect (as defined herein).

(viii)Subsidiaries. Each subsidiary of the Company has been (i) duly organized and is a validly existing in good standing (or the foreign equivalent to the extent applicable under applicable law) under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) to the extent such concept is applicable, duly qualified to do business in good standing (or the foreign equivalent to the extent applicable under applicable law) in Brazil and in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued in compliance with the laws of its jurisdiction of incorporation without violation of any preemptive right, resale right, right of first refusal or similar right and all of the issued and outstanding capital stock of each material subsidiary of the Company is fully paid and non-assessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
(ix)Offered Securities. All of the issued and outstanding shares of the Company have been duly authorized and validly issued without violation of any preemptive right, resale right, right of first refusal or similar right and is fully paid and non-assessable; the Securities have been duly and validly authorized; the authorized share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization”; all outstanding shares of the Company are and, when the Securities have been paid for and issued in accordance with this Agreement on the Closing Date, such Securities will have been validly issued, fully paid and non-assessable and will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and the description of such Securities contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Major Shareholders and Related Party Transactions—Shareholders’ Agreements” or “Memorandum and Articles of Association ―Preemptive or Similar Rights,” the shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding shares of the Company have been issued in violation of any preemptive, accretion or similar rights of any security holder. No options, warrants or other rights to purchase agreements or other obligations to issue or rights to convert any securities or ownership interests in the Company or any of its subsidiaries are outstanding except for those issued under the Company Share Option Plans or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “the Offering” or “Prospectus Supplement Summary―Our Subsidiaries and Key Investees.”
(x)Common Share Options. With respect to the Common Share options (the “Share Options”) granted pursuant to common share-based compensation plans of the Company and its subsidiaries (the “Company Share Option Plans”), (i) each Share Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) met such qualification as of the grant date of such option, (ii) each grant of a Share Option was duly authorized no later than the date on which such grant of such Share Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) (iii) each such grant was made in accordance with the terms of the Company Share Option Plans, the Securities Exchange Act of 1934, as amended (the “1934 Act”) and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xi)No Finder’s Fee. No person other than the Underwriters has the right to act as underwriter or agent to the Company in connection with the offer and sale of the Securities. Except for this Agreement, there are no contracts, agreements or understandings (whether oral or written) between the Company or any of its affiliates and any person that would give rise to a valid claim against the Company or any of its affiliates or any Underwriter or its affiliates for a brokerage commission, finders’ fee or other like payment in connection with this offering, and no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act or the laws of Brazil any shares of or other equity interest of the Company, including the Securities, whether as a result of the sale of the Securities as contemplated pursuant to this Agreement or otherwise.
(xii)Dividend Payments. No approvals by any court, central bank, ministry, legislative body, agency, regulator, governmental authority or stock exchange (“Governmental Agency”) are currently required in Brazil, the Cayman Islands or any other jurisdiction in which the Company operates for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the Securities, and, under current laws and regulations of Brazil and the Cayman Islands and any political subdivision thereof, any amounts payable with respect to the Securities (i) upon liquidation of the Company or upon redemption thereof and (ii) in the form of dividends or interest attributable to shareholders’ equity declared by the Company and payable on the Securities may be paid by the Company in U.S. dollars. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein.Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. In addition, the Company confirms that it has full right, power and authority to enter into and perform its obligations under this Agreement and, assuming due authorization, execution and delivery thereof by the other parties thereto, this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other similar laws of general application relating to or affecting creditors’ rights and to general principles of equity (the “Enforceability Exceptions”).
(xiii)No Consents. No consent, approval, authorization, order, registration, clearance, qualification, legislative or regulatory action, order, filing or registration (“Governmental Authorizations”) from, by or with any person (including any Governmental Agency) is required to be obtained or made by the Company or any of its subsidiaries for the consummation of the transactions contemplated by this Agreement, or in connection with the issuance, offer, placement and sale of the Securities, except such as have been obtained or made, and such as may be required (i) by the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA, (ii) by the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão) (“B3”) relating to the listing and maintenance of the authorization for trading of the Securities on the B3, in the form of BDRs, (iii) by the CVM relating to the maintenance of the Company as a foreign issuer (emissor estrangeiro), and (iv) as may be required, for approval from the Central Bank of Brazil for any payment outside Brazil pursuant to this Agreement, all of which have been obtained or will be duly obtained prior to the Closing Date.

(xiv)Enforceability in Brazil. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement or the Securities in Brazil is not dependent upon such document being submitted into, filed or recorded with any court or other authority in such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of this Agreement, other than court costs, including (without limitation) filing fees, except that, for the purpose of enforcing and admitting this Agreement into evidence before the public agencies and courts in Brazil: (i) the signatures of the parties executing this Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature, capacity and, where appropriate, identity of the seal or stamp of such notary public must be authenticated by a consular official of Brazil having jurisdiction over the place of signing (except in case there is a bilateral agreement with the relevant country to waive such authentication or apostilled in case the relevant country is signatory to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents (“Apostille Convention”); (ii) this Agreement shall have been translated into Portuguese by a sworn translator; and (iii) this Agreement (together with the respective certified translation) must be registered with the registry of deeds and documents having jurisdiction over the place where the head office of the Company is located, which registration can be made at any time before judicial enforcement in Brazil.
(xv)Enforceability in New York. Subject to the Enforceability Exceptions, this Agreement is in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of such document in the State of New York that such document be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of such document, other than court costs, including (without limitation) filing fees.
(xvi)Legal Action. A holder of the Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.
(xvii)Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement, the issuance, offer, sale and placement of the Securities by the Company and the consummation by the Company of the transactions related therewith, as contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event with which the notice or lapse of time would constitute a default) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries and will not give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness, pursuant to (i) the memorandum and articles of association or charter, by-laws or other constitutive documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any Governmental Agency, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of each of clauses (ii) and (iii) above, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is or, upon the execution, delivery and performance by the Company of this Agreement, the issuance, offer, sale and placement of the Securities and the consummation by the Company of the transactions related therewith, as contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (i) in violation of its respective memorandum and articles of association or charter, by-laws or other constitutive documents; (ii) in violation of any applicable law, statute, rule, regulation or order of any Governmental Agency, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement or mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in the case of each of clauses (ii) and (iii) above, as would not have, individually or in the aggregate, a Material Adverse Effect.
(xix)Title to Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (i) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them; and (ii) hold all leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them.
(xx)Possession of Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries possess, and are in compliance with the terms of, all material certificates, authorizations, franchises, licenses and permits, including but not limited to licenses issued by the Central Bank of Brazil (Banco Central do Brasil) (“Licenses”) necessary to the conduct of the business as now conducted and have not received any notice of proceedings relating to the revocation or modification of any Licenses. All of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect.
(xxi)Absence of Labor Dispute. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Business—Legal and Administrative Proceedings—Labor Proceedings,” (i) neither the Company nor any of its subsidiaries is in violation of any foreign or domestic federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any of its subsidiaries or is engaged in any other illegal labor practice as defined in the Brazilian legislation and in each jurisdiction where the Company and each of its subsidiaries operate; (ii) (A) there is no illegal labor practice complaint pending, or, to the Company’s knowledge, threatened or contemplated against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage is pending, or, to the Company’s knowledge, threatened or contemplated against the Company or any of the subsidiaries and (C) no union representation dispute currently exists, or is pending or, to the Company’s knowledge, threatened, concerning the employees of the Company or any of the subsidiaries; and (iii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries; except in each of the foregoing clauses (i), (ii) and (iii) that if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate have a Material Adverse Effect.

(xxii)Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Business—Intellectual Property” or “Key Information―Risk Factors―We may be materially adversely affected if we are prohibited from using the brand ‘Inter’ in any of our core business verticals or if we fail to protect our intellectual property rights,” the Company and its subsidiaries own, possess (including through licensing agreements) or can acquire on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business as now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its subsidiaries of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened Proceeding (as defined below) by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (iv) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries in violation of the rights of any persons, except in each of the foregoing clauses (i) through (iv) as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxiii)Open Source Software. Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model in compliance (“Open Source Software”) with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries that the Company intends or intended to maintain as proprietary or (B) any software code or other technology owned by the Company or any of its subsidiaries that the Company intends or intended to maintain as proprietary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) disclosed or redistributed at no charge.

(xxiv)Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxv)Filing and Payment of Taxes. The Company and its subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns that are required to be filed in Brazil and any other applicable jurisdiction required to be filed through the date of this Agreement taking into account any extensions thereof (except in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect); and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties levied against them by any Governmental Agency to the extent that any of the foregoing is due) required to be paid by them, except for (i) any such taxes, assessments, fines or penalties as are not yet due or are contested in good faith by appropriate proceedings, so long as the Company or its subsidiaries have established reserves adequate for payment thereof, as required by IFRS (as defined below) or (ii) where the failure to pay or discharge such obligations or liabilities would not individually or in the aggregate be expected to have a Material Adverse Effect. There is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries as to which a reserve would be required to be established under IFRS that has not been so reserved or that has not been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxvi)No Stamp Taxes. No stamp, issue, registration, transfer, documentary or other similar taxes and duties, including interest and penalties, are payable in Brazil, the Cayman Islands, the United States or any political subdivision or taxing authority thereof by the Underwriters on or in connection with the issuance, sale and placement of the Securities, the execution, delivery, performance or enforcement of this Agreement or any payment to be made or any other transaction to be engaged in pursuant to this Agreement; save that nominal stamp duty may be payable if the relevant documents are brought to or executed in the Cayman Islands.
(xxvii)Insurance. The Company and its subsidiaries are insured by insurers that the Company reasonably believes to be financially sound against such losses and risks and in such amounts that the Company reasonably believes are prudent and customary for the businesses in which they are engaged, except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such non-compliance or claims would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses, taken as a whole, at a cost that would not individually or in the aggregate result in a Material Adverse Effect. For the avoidance of doubt, for purposes of this Section 1(xxvii), the verb to “insure” includes to reinsure, and the terms “insurer” and “insurance” include reinsurers and reinsurance, respectively.
(xxviii)Environmental Laws. (i) Neither the Company nor any of its subsidiaries (A) is in violation of any applicable statute, rule, regulation, decision or order of any Governmental Agency, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (B) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, except in the case of each of the foregoing clauses (A) and (B), as would, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are no pending investigations that might lead to such a claim; in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect.
(xxix)Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Taxation,” “Description of Share Capital” and “Underwriting,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, are accurate in all material respects.
(xxx)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxxi)Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits, claims, legal processes, counterclaims, arbitrations or proceedings, whether civil or governmental, or to the knowledge of the Company, investigations (including any inquiries or investigations by any Governmental Agency) (“Proceedings”), against or affecting the Company or any of its subsidiaries, any of their respective directors or officers, or any of their respective properties or assets that, if determined adversely to the Company or any of its subsidiaries or any of their respective directors or officers, would, individually or in the aggregate, have a Material Adverse Effect, and no such Proceedings are, to the Company’s knowledge, threatened or contemplated.
(xxxii)Independent Registered Public Accounting Firm. KPMG Auditores Independentes Ltda., who have audited the consolidated financial statements are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the Public Company Accounting Oversight Board.
(xxxiii)Financial Statements. The consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated income statements and consolidated statements of comprehensive income, changes in equity and cash flows for the periods specified, and such financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (IASB). The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The other financial and statistical data of the Company or any of its subsidiaries set forth in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records of the Company and its subsidiaries are in all material respects accurately presented and prepared on a basis consistent with the audited consolidated financial statements and books and records of the Company and its subsidiaries. No historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(xxxiv)No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus since the end of the period covered by the latest financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there has been no dividend, interest on shareholders’ equity or distribution of any kind declared, paid or made by the Company on any class of its shares; (iii) neither the Company nor any of its subsidiaries has entered into any transaction which is material to the Company and its subsidiaries, taken as a whole, or incurred any obligation or liability, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; (iv) there has been no material change in the share capital, shareholders’ equity, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, taken as a whole; and (v) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority. Neither the Company nor any of the subsidiaries has either sent or threatened to send, nor received or, to the knowledge of the Company, is threatened to receive, any notification regarding the termination or non-renewal of any of the contracts described in the Registration Statement, the General Disclosure Package and the Prospectus, except where such termination or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.
(xxxv)No Restrictions on Dividends from Subsidiaries. No subsidiary of the Company is currently restricted or prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, or from repaying to the Company any loans or advances to such subsidiary from the Company or from taking any similar actions.

(xxxvi)Internal Controls and Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Controls and Procedures” and “Key Information―Risk Factors―We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remedy these material weaknesses or fail to establish and maintain a proper and effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements, our results of operations and our ability to operate our business or comply with applicable regulations may be adversely affected,” the Company and its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls that (i) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) is designed to provide reasonable assurances that (A) transactions are executed in accordance with their respective management’s authorizations, (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with their respective management’s authorizations and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to the differences. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has been no change to the Company’s internal control over financial reporting that has materially and adversely affected, or would reasonably be expected to materially and adversely affect, the Company’s internal control over financial reporting and (ii) the Company has not become aware of any material weakness in the Company’s internal control over financial reporting, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Controls and Procedures” and “Key Information―Risk Factors―We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remedy these material weaknesses or fail to establish and maintain a proper and effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements, our results of operations and our ability to operate our business or comply with applicable regulations may be adversely affected.” The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxxvii)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).
(xxxviii)PFIC Status. The Company does not believe that it was treated as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its 2023 taxable year and does not anticipate becoming a PFIC in its current taxable year or in the reasonably foreseeable future.

(xxxix)No Integration. The Company has not sold or issued any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, or Regulation D or Regulation S under the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans pursuant to outstanding options, rights or warrants.
(xl)Absence of Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate controlled by the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xli)Absence of Immunity. The Company’s obligations under this Agreement are subject to civil and commercial law, and neither the Company, its subsidiaries nor any of its or their properties or assets has any right of immunity, on any grounds, from any Proceeding, from the giving of any relief in any such Proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Brazilian or U.S. federal or New York State court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from any other Proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 19 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.
(xlii)Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 17 of this Agreement has legally, validly and effectively submitted, to the jurisdiction of New York State or United States Federal court sitting in The City of New York, has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly and effectively designated, irrevocably appointed and empowered, Cogency Global, Inc., as agent for service of process in any Proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York, and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.
(xliii)Ratings. Neither the Company nor its subsidiaries have, as of the date hereof, and will not have as of the Closing Date, any debt securities or preferred shares or stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act.
(xliv)Governing Law. The choice of laws of the State of New York as the governing law of this Agreement and the Lock-Up Agreements is a valid choice of law under the laws of Brazil and the Cayman Islands and will be honored by the courts of Brazil and the Cayman Islands, provided that such choice of laws has been made in good faith and will be upheld by the federal and state courts of the United States of America located in the City and County of New York, Borough of Manhattan as a matter of the laws of the State of New York.

(xlv)Enforcement of Judgments in Brazil. Any judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under this Agreement or the transactions contemplated thereby, including any judgment for a fixed or readily calculable sum of money, will be enforceable against the Company and will be recognized in Brazil without reconsideration of the merits, upon confirmation of that judgment by the courts of Brazil. In order to be recognized by the Superior Court of Justice of Brazil, a foreign judgment must meet the following conditions: (i) it must comply with all formalities necessary for its enforcement under the laws of the jurisdiction where it was rendered; (ii) it must have been issued by a competent court after proper service of process on the parties, which service must comply with Brazilian Law if made in Brazil, or after sufficient evidence of the parties’ absence has been given, as required by applicable law; (iii) it must be final and therefore not subject to appeal; (iv) it must not offend Brazilian national sovereignty, dignity of human beings and/or public policy; (v) it must not violate a final and unappealable decision issued by a Brazilian court; (vi) it must not violate the exclusive jurisdiction of Brazilian courts; and (vii) it must be duly authenticated by the competent Brazilian consulate (except in case there is a bilateral agreement with the relevant country to waive such authentication by the Brazilian consulate or if apostilled in case the relevant country is signatory to the Apostille Convention) and accompanied by a sworn translation thereof into Portuguese, made by a certified translator in Brazil, except if waived by treaty.
(xlvi)Enforcement of Judgments in the Cayman Islands. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained against the Company in the courts of the State of New York and would give a judgment based thereon provided that such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy.
(xlvii)Not Contrary to National Sovereignty or Public Policy. The Company has no reason to believe that any of the provisions of this Agreement are or would be deemed to be against Brazilian national sovereignty, good morals or public policy.
(xlviii)Related Party Transactions. There are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and their respective affiliates, officers or directors, that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(xlix)Indemnification Provisions. The Company has no reason to believe that the indemnification and contribution provisions set forth in Sections 6 and 7, respectively, of this Agreement contravene Brazilian law or public policy.

(l)No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees, nor to the knowledge of the Company, the Company's or any of its subsidiaries' agents, affiliates or any other person associated with or acting on behalf of the Company or any of its subsidiaries (other than the Underwriters and their respective affiliates, with respect to which no representation or warranty is made), has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of any Brazilian anticorruption laws, including, without limitation, Brazilian Law No. 12,846/2013 or, to the extent applicable, the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under, or is in violation of, any applicable provisions of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of anti-corruption laws.
(li)Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, but not limited to any applicable provisions of the Currency and Foreign Transactions Reporting Act of 1970, as amended, USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, the Brazilian anti-money laundering criminal laws (Law No. 9,613/98, as amended), the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”); and no Proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(lii)No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor any of their respective directors or officers, nor to the knowledge of the Company, any of the Company’s or its subsidiaries’ employees, agents, affiliates or any other person associated with or acting on behalf of the Company or any of its subsidiaries (other than the Underwriters and their respective affiliates, with respect to which no representation or warranty is made) is, or is owned or controlled by one or more individuals or entities that is, currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty's Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company, or any of its subsidiaries any of the Company’s or its subsidiaries’ employees, agents, affiliates or any other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates (other than the Underwriters and their respective affiliates, with respect to which no representation or warranty is made) is, or is owned or controlled by one or more individuals or entities that is located, organized or resident in a country or territory that is, or of which the government is, the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson or Zaporizhzhia regions of Ukraine, Russia, Cuba, Iran, North Korea, Syria or Venezuela (each, a “Sanctioned Country”), and the Company will not directly or indirectly use the proceeds of the offering of the Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is, the subject or the target of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with or involving any individual or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, and prospectively the Company and its subsidiaries do not have any plans to engage in, any prohibited dealings or transactions with any person that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country. The Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

(liii)Cybersecurity. (i) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Recent Developments―Cybersecurity and Other Developments,” there has been no security breach, unauthorized access or disclosure of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and, to the knowledge of the Company, any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach, unauthorized access or disclosure of or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; except, solely with respect to clauses (i) and (ii), to the extent any such event, breach or condition would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
(liv)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(lv)Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 under the 1933 Act.
(lvi)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. The Company is in compliance with the listing and corporate governance requirements under the regulations of the Nasdaq Global Select Market applicable to the Company.
(lvii)Compliance with Reporting Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. The Common Shares are registered pursuant to Section 12(b) of the 1934 Act, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing.
(lviii)Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lix)Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are not based on or derived from sources that are reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(b)Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
SECTION 2.Sale and Delivery to Underwriters; Closing.
(a)Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 4,800,000 Common Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at such place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept the issue of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Goldman Sachs and BofA, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
The issue of the Securities shall be effected through the facilities of The Depository Trust Company.
SECTION 3.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus file pursuant to Rule 424(b)).

(b)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)Listing. The Company will use its best efforts to effect and maintain the listing of the Common Shares (including the Securities) on the Nasdaq Global Select Market.
(i)Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file or submit any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to undertake any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares or any such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued or delivered by the Company or any of its Subsidiaries upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and (C) grants by the Company or any of its Subsidiaries of employee stock options, or issuance or delivery of Common Shares or other securities resulting from the exercise of any stock options, pursuant, in each case to the terms of a plan in effect on the date hereof as described in the General Disclosure Package and the Prospectus.
(j)If the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.
(k)Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l)Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)[Reserved.]
(n)Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(o)Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).
(p)No Stabilization. Neither the Company nor any of its subsidiaries shall take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(q)Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax or transfer tax, including any interest and penalties, on the placement of the Securities and on the execution, delivery and performance of this Agreement. In addition, all payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges by Brazil or the Cayman Islands or any political subdivision of taxing authority thereof or therein unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions (including withholdings and deductions applicable to additional sums payable under this Section 3(q)) shall equal the amounts that would have been received if no withholding or deduction had been made provided, however, that no such additional amounts shall be payable to an Underwriter: (i) to the extent such Underwriter is subject to such taxes, duties or charges by reason of any present or former connection between such Underwriter and the applicable taxing jurisdiction, otherwise than solely from the execution, delivery or enforcement of, the performance of its obligations or the receipt of payments under or the engagement in any other transaction pursuant to this Agreement; or (ii) on account of any tax, duty or governmental charge imposed that would not have been imposed but for the failure by such Underwriter to provide such information or documentation reasonably requested by the Company and required for compliance with any certification, identification or other reporting requirements concerning such Underwriter’s nationality, residence, identity or connection with any taxing jurisdiction, if such compliance by such Underwriter was required by the applicable taxing jurisdiction as a precondition to exemption from, or reduction in the rate of, such tax, duty or charge; provided that (x) any such certification, identification, or other reporting requirements would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as United States Internal Revenue Service Forms W-8BEN, W-8BEN-E and W-9) and (y) the Company has notified such Underwriter in writing of such certification, identification or other reporting requirements at least 15 days before the applicable payment date.
SECTION 4. Payment of Expenses.
(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any taxes described in Section 3(q), (iv) the fees and disbursements of Company’s U.S. and Brazilian counsel, accountants and other advisors and of Underwriters’ U.S. and Brazilian counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, or the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, provided, however, that if this Agreement is terminated pursuant to Section 10, the Company shall not be required to reimburse any costs, expenses, fees and disbursements whatsoever of the defaulting Underwriters that have failed to purchase the Securities that they have agreed to purchase hereunder.
SECTION 5.Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
(b)Opinion and 10b-5 Statement of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.
(c)Opinion and 10b-5 Statement of Brazilian Local Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Machado Meyer Sendacz e Opice Advogados, Brazilian local counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.
(d)Opinion of Cayman Islands Local Counsel for Company. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Maples and Calder (Cayman) LLP, Cayman Islands local counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.
(e)Opinion and 10b-5 Statement of U.S. Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of White & Case LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.
(f)Opinion and 10b-5 Statement of Brazilian Local Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Pinheiro Neto Advogados, Brazilian local counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(g)Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received (a) a certificate of the chief financial officer and other executive officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated, and (b) a certificate of the chief financial officer of the Company (which shall also be delivered at the time of the execution of this Agreement).
(h)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Auditores Independentes Ltda. a letter, dated such date, in form and substance satisfactory to the Representatives, for each of the other Underwriters in accordance with AS 6101—Letters for Underwriters and Certain Other Requesting Parties issued by the Public Company Accounting Oversight Board, with respect to the consolidated financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(i)Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG Auditores Independentes Ltda. a letter, dated as of the Closing Time, to the effect that they update the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the cut-off date referred to shall be a date not more than three business days prior to the Closing Time.
(j)Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.
(k)No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(l)Lock-up Agreements. Prior to the date hereof, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.
(m)Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(n)Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
        (i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief financial and other executive officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

        (ii)    Opinion and 10b-5 Statement of U.S. Counsel for Company. If requested by the Representatives, an opinion and 10b-5 statement of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
        (iii)    Opinion and 10b-5 Statement of Brazilian Local Counsel for Company. If requested by the Representatives, an opinion and 10b-5 statement of Machado Meyer Sendacz e Opice Advogados, Brazilian local counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
        (iv)    Opinion of Cayman Islands Local Counsel for Company. If requested by the Representatives, an opinion of Maples and Calder (Cayman) LLP, Cayman Islands local counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
        (v)    Opinion and 10b-5 Statement of U.S. Counsel for Underwriters. If requested by the Representatives, an opinion and 10b-5 statement of White & Case LLP, U.S. counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.
        (vi)    Opinion and 10b-5 Statement of Brazilian Local Counsel for Underwriters. If requested by the Representatives, an opinion and 10b-5 statement of Pinheiro Neto Advogados, Brazilian local counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.
        (vii)    Bring-down Comfort Letter. If requested by the Representatives, a letter from KPMG Auditores Independentes Ltda., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the cut-off date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(o)[Reserved.]
(p)No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time or at any Date of Delivery, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time or at any Date of Delivery, as the case may be, prevent the issuance or sale of the Securities.
(q)[Reserved.]
(r)Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such additional customary documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(s)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.
SECTION 6.Indemnification.
(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, officers, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
        (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
        (ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
        (iii)    against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s affiliates, directors, officers and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.Termination of Agreement.
(1)Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the CVM, the Cayman Islands Monetary Authority (the “CIMA”), the Nasdaq Global Select Market, B3, or the Cayman Islands Stock Exchange (“CSX”), or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market, the B3 or the CSX has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the CVM, the CIMA, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York, Brazilian or Cayman Islands authorities.
(2)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.
SECTION 10.Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
        (a)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
        (b)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs at 200 West Street, New York, New York 10282-2198, attention of Registration Department and BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); notices to the Company shall be directed to it at santiago.stel@inter.co, attention of Santiago Stel; helena.caldeira@inter.co, attention of Helena Caldeira; ana.franco@inter.co and governancacorporativa@bancointer.com.br, attention of Ana Luiza Franco.
SECTION 12.No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders or stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 13.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Cogency Global, Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
SECTION 19.Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Brazil, the Cayman Islands or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
SECTION 20.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 21.Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 22.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

INTER & CO, INC.
By:	/s/ João Vitor Nazareth Menin Teixeira de Souza
Title:	CEO

By:	/s/ Santiago Horacio Stel
Title:	Senior Vice President of Finance and Risks

CONFIRMED AND ACCEPTED,
    as of the date first above written:
For itself and as Representative of the other Underwriters named in Schedule A hereto.

GOLDMAN SACHS & CO. LLC
By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Danielle Freeman
Authorized Signatory

CONFIRMED AND ACCEPTED,
    as of the date first above written:
For itself and as Representative of the other Underwriters named in Schedule A hereto.

BOFA SECURITIES, INC.
By:	BOFA SECURITIES, INC.

By:	/s/ Bruno Saraiva
Authorized Signatory

By:	/s/ Pedro Pereira
Authorized Signatory

SCHEDULE A
The public offering price per share for the Securities shall be $4.40.
The purchase price per share for the Securities to be paid by the several Underwriters shall be $4.312, being an amount equal to the public offering price set forth above less $0.088 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Goldman Sachs & Co. LLC	16,000,000
BofA Securities, Inc.	16,000,000

Total	32,000,000
Sch A-1

SCHEDULE B-1
Pricing Terms
1.    The Company is selling 32,000,000 Common Shares.
2.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 4,800,000 Common Shares.
3.    The public offering price per share for the Securities shall be $4.40.

Sch B - 1

SCHEDULE B-2
Free Writing Prospectuses
None.
Sch B - 2

SCHEDULE C
List of Persons and Entities Subject to Lock-up
Rubens Menin Teixeira de Souza
Maria Fernanda Nazareth Menin Teixeira de Souza Maia
José Felipe Diniz
Leonardo Guimarães Corrêa
Cristiano Henrique Vieira Gomes,
Luiz Antônio Nogueira de França
André Guilherme Cazzaniga Maciel
Antonio Kandir
Todd Crawford Chapman
Cláudia Farkouh Prado
João Vitor N. Menin T. de Souza
Alexandre Riccio de Oliveira
Santiago Horacio Stel
Guilherme Ximenes de Almeida
Helena Lopes Caldeira
Priscila Salles Vianna de Paula
Ray Tarick Pereira Chalub
Ana Luiza Vieira Franco Forattini
Costellis International Limited
Sch C - 1

Exhibit A
[●], 2024
Goldman Sachs & Co. LLC, and
BofA Securities, Inc.,
as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Re:    Proposed Public Offering by Inter & Co, Inc.
Dear Sirs:
The undersigned, a shareholder, an officer and/or director of Inter & Co, Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), understands that Goldman Sachs & Co. LLC (“Goldman Sachs”) and BofA Securities, Inc. (“BofA”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of the Company’s Class A common shares, par value U.S.$0.0000025 per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and the securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (iii) make any demand for, or exercise an right with respect to, the registration of any Lock-Up Securities, or (iv) publicly disclose the intention to do any of the foregoing.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives and the restrictions set forth in the preceding paragraphs shall otherwise not apply to:
(i)as a bona fide gift or gifts; provided that, prior to any such transfer, the recipient thereof agrees in writing to be bound by the terms of this letter and confirms that he, she or it has been in compliance with the terms of this letter since the date hereof; or
(ii)to any trust for the direct or indirect benefit of the undersigned or the immediate family and or Affiliate (as such term is defined in Rule 405 under Securities Act of 1933, as amended) of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided that, prior to any such transfer, the recipient thereof agrees in writing to be bound by the terms of this letter and confirms that he, she or it has been in compliance with the terms of this letter since the date hereof;
(iii)in connection with the sale of Lock-up Securities received by the undersigned after the date hereof received in connection with any duly approved common share-based compensation plans of the Company and its subsidiaries, pursuant to the terms of a plan in effect on the date hereof as described in the General Disclosure Package and the Prospectus;
(iv)if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers (whether for consideration or for no value): (a) to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, (b) to the ultimate beneficiary of the undersigned or his/her respective immediate family, (c) to any family foundation or trust established by the before mentioned under (b) (not for value), or (d) to any affiliate of the before mentioned under (a) through (c), as the case may be, provided that prior to any such transfer, the recipient thereof agrees in writing to be bound by the terms of this agreement;
(v)the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”), provided, however, that (a) such plan does not provide for, or permit, the sale of any Common Shares during the Lock-Up Period and (b) no public announcement or filing is voluntarily made or required, including in any filings
(vi)[in connection with any dispositions of Lock-Up Securities in open-market transactions not exceeding an aggregate of R$20,000 in any calendar month] 1, or
(vii)as a distribution to limited partners or stockholders of the undersigned; provided that, prior to any such transfer, the recipient thereof agrees in writing to be bound by the terms of this letter and confirms that he, she or it has been in compliance with the terms of this letter since the date hereof;
provided further that (1) any such transfer shall not involve a disposition for value, (2) such transfers are not required to be reported with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”) or the Securities and Exchange Commission in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.
1 NTD: Applicable to lock-ups of directors and officers only.

Furthermore, the undersigned may sell Common Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the CVM or the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the Common Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the offering of Common Shares, the underwriters are not making a recommendation to you to participate in the offering of Common Shares, enter into this letter agreement, or sell any Common Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that any underwriter is making such a recommendation.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
If (i) the Company notifies the Representative in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by January 19, 2024 (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for an additional 30 days), or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Shares to be sold thereunder, then this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this letter agreement.

Very truly yours,

Signature:
Print Name:

Exhibit B
FORM OF PRESS RELEASE
TO BE ISSUED PURSUANT TO SECTION 3(j)

INTER & CO, INC.
[Date]
Inter & Co, Inc. (the “Company”) announced today that Goldman Sachs and BofA, the lead book-running managers in the Company’s recent public sale of 32,000,000 Class A common shares, is [waiving] [releasing] a lock-up restriction with respect to     Class A common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 20 , and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
B-1